SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) MARCH 29, 1997


                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                                                 76-0289495
(State of other jurisdiction             1-9580                 (IRS Employer
of incorporation)                (Commission File Number)    Identification No.)



                        7135 ARDMORE HOUSTON, TEXAS 77054
      (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code(713) 747-1025

(Former name or former address, if changed since last report.)

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ITEM 2.        ACQUISITION OF DISPOSITION OF ASSETS

               (a)    ACQUISITION OF MANIFOLD VALVE SERVICES, INC.

               On March 29, 1997, Industrial Holdings, Inc., a Texas corporation (the "Company") signed a definitive purchase agreement for the acquisition of all the capital stock of Manifold Valve Services, Inc. ("MVS"), a Delaware Corporation. The stock purchase agreement is by and among the Company and Catalyst Energy Services, Inc. (the "Shareholder"), the sole shareholder of MVS.

               The total purchase price (the "Purchase Price") of the capital stock of MVS was 600,000 shares of Company common stock and a note in the amount of $442,500, payable to the Shareholder. The Purchase Price was determined through arm's length negotiations with the Shareholder. The Shareholder is a wholly-owned subsidiary of Herlin Industries, Inc. whose majority shareholder is St. James Capital Partners ("St. James"). St. James provided a portion of the funding to the Company in connection with two previous acquisitions and in February 1997, the President of St. James was appointed to the Board of Directors of the Company to complete the unexpired term of a resigning board member.

               MVS, with revenues of $6.4 million in 1996, sells and repairs high pressure valves that are used primarily in oil and gas drilling applications. MVS is located in Jennings, Louisiana.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (a)    Financial Statements for Acquired Companies

                      At this time, it is impracticable to provide the required financial statements for MVS. Therefore, the required financial statements will be filed as soon as they are available and in any event within seventy-five days after the consummation of the acquisition.

               (b)    Proforma Financial Information

                      At this time, it is impracticable to provide the required pro forma financial information for MVS. Therefore, the required pro forma financial information will be filed as soon as they are available and in any event within seventy-five days after the consummation of the acquisition.

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                                    EXHIBITS

2.1 Purchase Agreement by and among Industrial Holdings, Inc. (the "Company") and Catalyst Energy Services, Inc. (the "Shareholder").

10.1    Note Payable to the Shareholder in the amount of $442,500.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                            INDUSTRIAL HOLDINGS, INC.

                                            By:   /S/CHRISTINE A. SMITH
                                                  CHIEF FINANCIAL OFFICER

Date:  April 14, 1997

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                                  EXHIBIT INDEX

EXHIBIT NUMBER AND DESCRIPTION                                              PAGE

2.1   Purchase Agreement by and among Industrial Holdings, Inc. (the
      "Company") and Catalyst Energy Services, Inc. (the "Shareholder")     Ex-1

10.1  Note Payable to the Shareholder in the amount of $442,500.            Ex-2

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